Exhibit 99.1

OPNET Announces Record Financial Results for Second Quarter of

Fiscal 2011

December Dividend Set at $0.10 Per Share

BETHESDA, MD—November 3, 2010—OPNET Technologies, Inc. (NASDAQ: OPNT), a leading provider of solutions for IT Service Assurance, today announced that revenue for the second fiscal quarter, ended September 30, 2010, was $36.1 million, compared to $30.6 million for the same quarter in the prior fiscal year. Diluted earnings per share for the second quarter of fiscal 2011 were $0.13, compared to $0.07 for the same quarter in the prior fiscal year. The Company also announced today a quarterly dividend of $0.10 per share, which represents one quarter of the Company’s fiscal 2011 annual dividend target of $0.40, payable on December 21, 2010 to stockholders of record as of the close of business on December 7, 2010.

Marc A. Cohen, OPNET’s Chairman and CEO, stated, “We are very pleased to report strong sales execution during our second fiscal quarter. Our application performance management (APM) products continue to drive sales growth and profitability, and allowed us to achieve financial records including total revenue of $36.1 million, product revenue of $17.7 million, and operating income of $4.7 million. APM product sales accounted for 73% of our total product bookings during the quarter, and increased 46% over the same quarter last year and 56% sequentially.”

Mr. Cohen continued, “We believe our growth in APM product sales is largely the result of taking market share by offering key competitive advantages, including broad coverage of the infrastructure, deep instrumentation, and superior analytics. In addition to strong sales execution during the quarter, we also added important product enhancements and technology to our product portfolio, including a new user interface for our Panorama solution (recently re-named AppInternals Xpert), which achieved record sales in the quarter. We also completed an acquisition of technology that delivers high-definition visibility into database activity and performance with zero overhead. We believe we are well positioned to generate sustained growth in product revenue and profitability over the long term.”

The Company’s second quarter fiscal 2011 financial highlights are presented below. The non-GAAP results exclude the income statement effects of stock-based compensation and acquisition-related amortization of intangible assets. A reconciliation of GAAP results to non-GAAP results has been provided in the financial statement table following the text of the press release. For further information, please refer to the section of the press release titled “Use of Non-GAAP Measures.”

GAAP Financial Highlights for the Second Quarter of Fiscal 2011:

•

Total revenue increased year-over-year 17.9% to $36.1 million from $30.6 million for the same quarter of fiscal 2010. Total revenue for the quarter increased sequentially 16.2% from $31.1 million for the first quarter of fiscal 2011.

•

Product revenue increased year-over-year by 51.4% to $17.7 million from $11.7 million for the same quarter of fiscal 2010. Product revenue for the quarter increased sequentially 36.2% from $13.0 million for the first quarter of fiscal 2011.

•

Deferred revenue increased year-over-year by 15.3% to $40.2 million from $34.9 million at the end of the same quarter of fiscal 2010. Deferred revenue for the quarter decreased sequentially 0.5% from $40.4 million at the end of the first quarter of fiscal 2011.

•	Gross margin increased year-over-year to 76.6% from 74.7% for the same quarter of fiscal 2010. Gross margin increased sequentially from 76.4% in the first quarter of fiscal 2011.

•	Operating margin increased year-over-year to 12.9% from 7.2% for the same quarter of fiscal 2010. Operating margin increased sequentially from 7.4% in the first quarter of fiscal 2011.

•	Diluted net income per common share increased year-over-year to $0.13 from $0.07 for the same quarter of fiscal 2010. Diluted net income per common share was $0.06 in the first quarter of fiscal 2011.

Non-GAAP Financial Highlights for the Second Quarter of Fiscal 2011:

•	Non-GAAP gross margin increased year-over-year to 78.0% from 76.3% for the same quarter of fiscal 2010. Non-GAAP gross margin increased sequentially from 77.9% in the first quarter of fiscal 2011.

•

Non-GAAP operating margin increased year-over-year to 15.4% from 9.8% for the same quarter of fiscal 2010. Non-GAAP operating margin increased sequentially from 10.3% in the first quarter of fiscal 2011.

•

Non-GAAP diluted net income per common share increased year-over-year to $0.16 from $0.10 for the same quarter of fiscal 2010. Non-GAAP diluted net income per common share was $0.09 in the first quarter of fiscal 2011.

Third Quarter Fiscal Year 2011 Financial Outlook

OPNET currently expects fiscal 2011 third quarter GAAP revenue to be between $34.0 million and $37.0 million, GAAP diluted net income per common share to be between $0.06 and $0.13, and non-GAAP diluted net income per common share to be between $0.09 and $0.16. The non-GAAP diluted net income per common share expectation excludes approximately $582,000 of expense associated with stock-based compensation expense, amortization of acquired intangible assets, and the related impact of these adjustments on the provision for income taxes.

OPNET will hold an investor conference call on Wednesday, November 3, 2010 at 5:00 pm Eastern Time to review financial results for the second quarter of fiscal 2011.

To listen to the OPNET investor conference call:

•	Call 877-377-7550 in the U.S. or 408-337-0151 for international callers, or

•	Use the webcast at www.opnet.com. Investors are advised to go to the web site at least 15 minutes early to register, download, and install any necessary audio software.

To listen to the archived call:

•

Call the replay phone number at 800-642-1687 or 706-645-9291 for international callers. For replay, enter passcode # 16048831. The replay will be available from 8:00 pm Eastern Time November 3, 2010 through 11:59 pm Eastern Time November 10, 2010.

•	The webcast will be available at www.opnet.com, archived for seven days.

Use of Non-GAAP Measures

OPNET uses a variety of financial measures that are not in accordance with generally accepted accounting principles, or GAAP, as supplemental measures to GAAP to evaluate its operational performance. These financial measures, which include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted net income per common share, exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. A detailed explanation of each of the adjustments to such financial measures is described below. A reconciliation of each of these non-GAAP financial measures to its most comparable GAAP financial measure is also included below.

Management uses non-GAAP financial measures (a) to evaluate OPNET’s historical and prospective financial performance as well as its performance relative to its competitors, and (b) to measure operational profitability and the accuracy of forecasting. In addition, many financial analysts who follow OPNET focus on and publish both historical results and future projections based on non-GAAP financial measures. OPNET believes that it is in the best interest of its investors to provide this information to analysts so that they accurately report the non-GAAP financial information. Moreover, investors have historically requested these non-GAAP financial measures as a means of providing consistent and comparable information with past reports of financial results.

While management believes that these non-GAAP financial measures provide useful supplemental information to investors, there are limitations associated with the use of these non-GAAP financial measures. These non-GAAP financial measures are not prepared in accordance with GAAP, are not reported by all of OPNET’s competitors and may not be directly comparable to similarly titled measures of OPNET’s competitors due to potential differences in the exact method of calculation. OPNET compensates for these limitations by using these non-GAAP financial measures only as supplements to GAAP financial measures and by providing the reconciliations of the non-GAAP financial measures to their most comparable GAAP financial measures.

The adjustments we use to derive these non-GAAP financial measures, and the basis for such adjustments, are outlined below:

Amortization of intangibles and its related tax impact. OPNET incurs amortization of intangibles related to various acquisitions it has made in recent years. This amortization is included in the following line items of its GAAP presentation:

•	cost of revenue – amortization of acquired technology and customer relationships

•	operating expenses – research and development

Management excludes these expenses and their related tax impact for the purpose of calculating non-GAAP operating income, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted net income per common share when it evaluates the continuing operational performance of OPNET because these costs are fixed at the time of an acquisition, are then amortized over a period of three to five years after the acquisition and generally cannot be changed or influenced by management after the acquisition. Accordingly, management does not consider these expenses for purposes of evaluating the performance of OPNET during the applicable time period after a given acquisition, and it excludes such expenses when evaluating OPNET’s financial performance.

Stock-based compensation expense and its related tax impact. OPNET incurs expense related to stock-based compensation, which is included in the following line items of its GAAP presentation:

•	cost of revenue – product updates, technical support and services

•	cost of revenue – professional services

•	operating expenses – research and development

•	operating expenses – sales and marketing

•	operating expenses – general and administrative

Although stock-based compensation is an expense of OPNET and is viewed as a form of compensation, management excludes these expenses for the purpose of calculating non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income and non-GAAP diluted net income per common share when it evaluates the continuing operational performance of OPNET. Specifically, OPNET excludes stock-based compensation during its quarterly and annual assessments of OPNET’s and management’s performance. In evaluating the performance of senior management, stock-based compensation is excluded from expenditure and profitability results.

Diluted weighted average common shares outstanding. Non-GAAP diluted net income per common share reflects the elimination of amortization of intangibles, stock-based compensation expense and the related tax impacts, all as discussed above. In addition, in cases in which the non-GAAP net income changes from negative to positive when compared to the GAAP net income, or vice versa, the non-GAAP per-share calculation also gives effect to an adjustment to the number of diluted weighted average common shares outstanding reflecting the application of the treasury method and the fact that shares previously considered anti-dilutive would now be considered dilutive, or vice versa.

About OPNET Technologies, Inc.

Founded in 1986, OPNET Technologies, Inc. (NASDAQ:OPNT) is a leading provider of IT Service Assurance solutions. For more information about OPNET and its products, visit www.opnet.com.

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OPNET and OPNET Technologies, Inc. are trademarks of OPNET Technologies, Inc. All other trademarks are the property of their respective owners.

Statements in this press release that are not purely historical facts may constitute forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. OPNET Technologies, Inc. (“OPNET”) assumes no obligation to update such statements. Forward-looking statements, including statements regarding our ability to generate sustained growth in revenue and profitability, the impact of enhancements to our APM product portfolio or our competitive position and statements concerning expected revenue and diluted net income per common share and Non-GAAP diluted net income per common share for the third quarter of fiscal 2011, are predictions based upon information available to OPNET as of the date of this press release and involve risks and uncertainties; therefore, actual events or results may differ materially. Factors that may cause OPNET’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements include, among others, those factors listed under the caption “Risk Factors” in OPNET’s Annual Report on Form 10-K for the fiscal year ended March 31, 2010, as filed with the Securities and Exchange Commission on June 4, 2010, as updated from time to time in subsequent SEC filings. The risk factors set forth in the Company’s Form 10-K under the caption “Risk Factors,” as updated from time to time in subsequent SEC filings, are specifically incorporated by reference into this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Note to editors: The word OPNET is spelled with all upper-case letters.

OPNET Media Contact:	OPNET Investor Relations:

Carolyn Humphrey	Mel Wesley
OPNET Technologies, Inc.	OPNET Technologies, Inc.
(240) 497-3000	(240) 497-3000
Media@opnet.com	ir@opnet.com
www.opnet.com	www.opnet.com

OPNET TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Six Months Ended September 30,
	2010	2009	2010	2009
Revenue:
Product	$17,673	$11,672	$30,645	$20,586
Product updates, technical support, and services	13,050	11,653	25,372	22,953
Professional services	5,395	7,303	11,186	14,816

Total revenue	36,118	30,628	67,203	58,355

Cost of revenue:
Product	2,487	1,238	3,779	2,344
Product updates, technical support, and services	1,270	1,176	2,558	2,403
Professional services	4,195	4,857	8,497	9,888
Amortization of acquired technology and customer relationships	499	481	958	917

Total cost of revenue	8,451	7,752	15,792	15,552

Gross profit	27,667	22,876	51,411	42,803

Operating expenses:
Research and development	8,578	7,681	16,641	15,567
Sales and marketing	11,402	10,038	21,852	20,341
General and administrative	3,035	2,954	5,958	5,316

Total operating expenses	23,015	20,673	44,451	41,224

Income from operations	4,652	2,203	6,960	1,579
Interest and other (expense) income, net	(1)	(56)	(31)	12

Income before provision for income taxes	4,651	2,147	6,929	1,591
Provision for income taxes	1,735	614	2,675	416

Net income	$2,916	$1,533	$4,254	$1,175

Basic net income per common share	$0.14	$0.07	$0.20	$0.06

Diluted net income per common share	$0.13	$0.07	$0.19	$0.05

Basic weighted average common shares outstanding	21,251	20,535	21,090	20,507

Diluted weighted average common shares outstanding	21,788	20,733	21,675	20,684

OPNET TECHNOLOGIES, INC.

RECONCILIATION OF GAAP TO NON-GAAP INCOME

(in thousands, except per share data)

(unaudited)

	Three Months Ended September 30,		Three Months Ended June 30,
	2010	2009	2010
GAAP gross profit	$27,667	$22,876	$23,744
Stock-based compensation expense included in cost of revenue	23	27	22
Amortization of intangibles included in cost of revenue	499	481	459

Non-GAAP gross profit	$28,189	$23,384	$24,225

GAAP income from operations	$4,652	$2,203	$2,308
Stock-based compensation expense – total (included in cost of revenue and in operating expenses)	389	281	397
Amortization of intangibles – total (included in cost of revenue and in research and development expenses)	525	531	484

Non-GAAP income from operations	$5,566	$3,015	$3,189

GAAP net income	$2,916	$1,533	$1,339
Stock-based compensation expense – total	389	281	397
Amortization of intangibles – total	525	531	484
Provision for income tax (1)	(366)	(325)	(352)

Non-GAAP net income	$3,464	$2,020	$1,868

Diluted net income per common share:
GAAP	$0.13	$0.07	$0.06

Non-GAAP	$0.16	$0.10	$0.09

Diluted weighted average common shares outstanding
GAAP	21,788	20,733	21,562

Non-GAAP	21,788	20,733	21,562

(1)	Reflects the tax effect of non-GAAP adjustments above at the statutory rate of 40%

OPNET TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

(unaudited)

	September 30, 2010	March 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$74,733	$104,681
Marketable securities	33,591	—
Accounts receivable, net	29,302	28,015
Unbilled accounts receivable	2,404	4,765
Inventory	417	872
Deferred income taxes, prepaid expenses and other current assets	3,490	2,816

Total current assets	143,937	141,149

Property and equipment, net	12,994	13,245
Intangible assets, net	5,649	5,109
Goodwill	15,406	14,639
Deferred income taxes and other assets	4,447	4,210

Total assets	$182,433	$178,352

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,395	$1,405
Accrued liabilities	10,946	10,932
Other income taxes	302	498
Deferred rent	279	432
Deferred revenue	36,001	38,425

Total current liabilities	48,923	51,692

Accrued liabilities	78	145
Deferred rent	2,070	2,138
Deferred revenue	4,222	4,946
Other income taxes	650	755

Total liabilities	55,943	59,676

Stockholders’ equity:
Common stock	29	28
Additional paid-in capital	109,554	99,229
Retained earnings	37,917	37,920
Accumulated other comprehensive loss	(604)	(999)
Treasury stock, at cost	(20,406)	(17,502)

Total stockholders’ equity	126,490	118,676

Total liabilities and stockholders’ equity	$182,433	$178,352